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                                  Exhibit 10.1

                         WALLACE COMPUTER SERVICES, INC.
              1994 DEFERRED COMPENSATION/CAPITAL ACCUMULATION PLAN
                                  FOR DIRECTORS
                                 AMENDMENT NO. 1


WHEREAS, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore adopted and maintains a non-qualified deferred compensation arrangement for the benefit of certain of its employees designated the "Wallace Computer Services, Inc. 1994 Deferred Compensation/Capital Accumulation Plan for Directors" (the "Plan"); and

WHEREAS, the Company desires to amend the Plan in certain respects;

WHEREAS, Section 17 of the Plan generally permits the Company to amend the Plan;

NOW, THEREFORE, pursuant to the power of amendment contained in Section 17 of the Plan, paragraph B of Section 4 of the Plan is hereby amended to read as follows:

     "B. INTERIM PAYMENTS. A Participant who is not yet eligible to receive installment payments under Subsection A shall receive a payment equal to the Participant's Deferral Amount within a reasonable time after January 1, 2001. In addition, a payment equal to the Participant's Deferral Amount shall be paid to the Participant within a reasonable time after January 1, 2002. These payments shall be charged to the Participant's Deferral Account as of the first day of the month in which payment(s) is made. This Subsection does not apply to Participants terminated under Section 5."

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this sixth day of January, 1997.

                                        WALLACE COMPUTER SERVICES, INC.



                                        /s/ Robert J. Cronin
                                        --------------------
                                        President and CEO

ATTEST:


/s/ Michael T. Laudizio
-----------------------
      Secretary